Exhibit 10.7
NON-DISCLOSURE AGREEMENT
The undersigned, (hereinafter called “investor”) in consideration for the use of certain information, data and/or know-how related to the so-called “Entec Engine” the rights to which are owned TecTransfer, Inc. a Nevada Corporation, hereby agrees as follows:
1. Investor shall keep in confidence and not use the Information for its commercial benefit (except for technical and economic evaluation internal to investor). investor shall further keep in confidence and not disclose any part of the Information to a third party or parties or use the business plan without the written consent of TTI.
2. Any obligation of investor as set forth in the preceding paragraph shall apply to information disclosed in writing and designated confidential, or if disclosed orally, shall be promptly reduced to writing. However, this obligation shall not apply to any information, knowledge, data and/or know-how which:
(a) Is or hereinafter becomes a part of the public knowledge through no fault of investor; or
(b) investor can demonstrate was in its possession prior to the time of disclosure by TTI; or
(c) investor can demonstrate was received by it from a third party who has not received the same from TTI; or
(d) Is independently developed by or for investor by persons not having access to Information hereunder as shown by written records.
3. Investor shall obligate its employees and the employees of its affiliates who shall have access to any portion of the Information to protect the confidential and proprietary nature of the Information.
Investor

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